THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933 FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL TO THE COMPANY SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SAID ACT.



                                       WARRANT

                         For the Purchase of Common Stock of
                                MONTEREY PASTA COMPANY
               (Incorporated Under the Laws of the State of California)

                            Void After 5 P.M. May 1, 2003

No. ______                                                   Warrant to Purchase
                                                            _____________ Shares


    THIS IS TO CERTIFY, that, for value received, ______________________________ or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, on or after May 1, 2003 and at any time prior to 5 P.M., San Diego, California Time, on May 1, 2003, but not thereafter, to purchase such number of shares (the "Shares") of common stock, no par value (the "Common Stock"), of MONTEREY PASTA COMPANY, a California corporation (the "Company"), from the Company as is set forth above and upon payment to the Company of $6.50 per share (the "Purchase Price") if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Article II hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased.

    1.   TERMS OF THE WARRANT.

         1.1 TERM OF WARRANT. Subject to the provisions of Subsection 3.1 hereof, this Warrant may be exercised at any time and from time to time from the date hereof until 5:00 P.M., May 1, 2003 (the "Expiration Time") at which it shall become void, and all rights hereunder shall thereupon cease.

         1.2  MANNER OF EXERCISE.  This Warrant may be exercised as follows:

              (a) The holder of this Warrant (the "Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Company at its corporate office in San Francisco, California, together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, and upon compliance with and subject to the conditions set forth herein. Alternatively, exercise of the Warrant may be effected by a "cashless exercise"effected, at the election of the Holder, through either (i) the delivery and relinquishment of a portion of the Warrants issuable hereunder in payment of the Purchase Price (the value of each Warrant delivered in payment of the Purchase Price shall be deemed to be equal to the closing bid price for the Company's Common Stock on the day prior to such exercise less the Purchase Price for the Warrant) or (ii) the establishment of an escrow arrangement whereby the proceeds from the sale of the Warrants or underlying Common Stock is held in an escrow account with an NASD member broker dealer or the Company's transfer agent, and the exercise price is paid directly to the Company from the escrow agent.

              (b) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

              (c) In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

              (d) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issuance of this Warrant, or the issuance of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Shares.

         1.3 SPLIT-UP, COMBINATION OR EXCHANGE OF WARRANTS. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged, the

Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

         1.4 HOLDER TREATED AS OWNER. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         1.5 METHOD OF TRANSFER. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in
which such new Warrants are to be issued.   No transfer of this Warrant or the
rights granted to the Holder of this Warrant may be made without the express written consent of the Company, which consent shall not be unreasonably withheld.

         1.6 STATUS OF WARRANT HOLDER; NOTICE OF CORPORATE ACTION. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

              (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings; as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

              (b) the Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

              (c) there shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

              (d) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such action of the Company.

         1.7 LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof, issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         1.8 COVENANTS OF THE COMPANY. The Company covenants and agrees that at all times while the Warrant is outstanding as follows:

              (a) The Company shall reserve and keep available for the exercise of this Warrant such number of authorized Shares as are sufficient to permit the exercise in full of this Warrant.

              (b) Prior to the issuance of any Shares upon exercise of this Warrant, the Company shall secure the listing of such Shares upon any securities exchange or automated quotation system upon which the shares of the Company's Common Stock are listed for trading.

              (c) The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

    2. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES PURCHASABLE UPON EXERCISE.

         2.1  ISSUANCE OF ADDITIONAL SHARES.

              (a) If at any time or from time to time after the date of issuance of this Warrant, the Company issues or sells, or is deemed by the express provisions of this subsection 2.1 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), for an Effective Price (as hereinafter defined) less than the Purchase Price (or, if an adjusted Purchase Price shall be in effect by reason of a previous adjustment, then less than such adjusted Purchase Price), then and in each such case the then existing Purchase Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Purchase Price by a fraction
(i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Purchase Price and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Additional Shares of Common Stock.

              (b) For the purpose of making any adjustment required under this Subsection 2.1 the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash be computed at the net amount of cash received by the Company after deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors and (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities or are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

              (c) For the purpose of the adjustment required under this Subsection 2.1, if at any time or from time to time after the date of this Warrant the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such options or rights and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Purchase Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Purchase Price adjusted upon the issuance of such options, rights or Convertible Securities shall be readjusted to the Purchase Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

              (d) For the purpose of the adjustment required under this Subsection 2.1, if at any time or from time to time after the date of this Warrant the Company issues or sells any rights or options for the purchase of Convertible Securities, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion of such Convertible Securities. No further adjustment of the Purchase Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of paragraph (c) above for the readjustment of the Purchase Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply MUTATIS MUTANDIS to the rights, options and Convertible Securities referred to in this paragraph (d).

              (e) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the date of this Warrant, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued to employees, directors, consultants or other individuals holding options or rights of the Company or any Subsidiary to acquire such Common Stock upon the exercise of such stock options or rights under stock purchase or stock option plans or other arrangements that have been approved by the Board of Directors of the Company and are in existence as of April __, 1995 (including any such options or rights granted subsequent to such date if granted pursuant to and within the maximum limits of such a plan or an arrangement in existence as of said date). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Subsection 2.1, into the aggregate consideration received or deemed to have been received by the Company for such issue under this Subsection 2.1.

         2.2 STOCK SPLITS. If the Company at any time or from time to time after the issuance date of this Warrant effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the issuance date of this Warrant combines the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Subsection 2.2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

         2.3 DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time, or from time to time after the issuance date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this Subsection
2.3 as of the time of actual payment of such dividends or distributions.

         2.4 RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the exercise of the Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2, then and in any such event each holder of Warrants shall have the right thereafter to exercise such Warrant as to the kind and amount of stock and/or other securities and property receivable upon such reclassification or other change, by the holder of the number of shares of Common Stock as to which such Warrant might have been exercised immediately prior to such reclassification or exchange, all subject to further adjustment as provided herein.

         2.5 SALE OF THE COMPANY. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2 or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights - of the holders of the Warrants after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2 (including adjustment of the Purchase Price then in effect and number of shares purchasable upon exercise of the Warrants) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

         2.6 OBSERVANCE OF DUTIES. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this subsection 2.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Exercise Rights of the holders of the Warrants against dilution or other impairment.

    3.   REGISTRATION UNDER THE SECURITIES ACT OF 1933

         3.1 NO CURRENT REGISTRATION. Neither this Warrant nor the Shares issuable upon its execution have been registered under the Securities Act of 1933, as amended (the "Act").

         3.2 LEGENDS. Upon exercise, in part or in whole, of this Warrant, the Shares shall bear the following legend:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company agrees that it shall be satisfied that no new registration is required for the public sale of the Shares if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the "Commission") stating in effect that, based upon stated facts which the Company shall have no reason to believe are not true in any material respect, the Staff will not recommend any action to the Commission if such Shares are offered and sold without delivery of a prospectus, and that, therefore, no post-effective amendment to the Registration Statement under which such shares are to be registered or new registration statement is required to be filed.

         3.3 DEMAND REGISTRATION. The Company has agreed, upon the Underwriter's demand, to register the Shares underlying the Warrants, to file all necessary post-effective amendments to the Registration Statement or a new Registration Statement, if then required, and to file all necessary undertakings with the Securities and Exchange Commission so as to permit the Underwriter, or any assignee of the Underwriter, the right to sell publicly the Shares issued on exercise of the Warrants on only one occasion at any time within three (3) years from the date hereof.

         3.4 PIGGYBACK REGISTRATION. In the event that the Underwriter does not exercise its right to demand that the Shares underlying the Warrants be registered, the Company agrees to include any Shares issuable upon exercise of the Warrants in any Registration Statement filed by the Company at any time within seven (7) years from the date hereof. The Company shall cause any such registration to be performed on a form of Registration Statement that will permit the Holder to register the shares underlying the Warrant and effect a cashless exercise.

         3.5 In connection with any registration under Subsection 3.3 or 3.4 hereof, the Company covenants and agrees as follows:

              (a) The Company shall use its best efforts to have any post-effective amendment or new registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses as shall be reasonably requested.

              (b) The Company shall pay all costs, fees, and expenses in connection with all post-effective amendments or new registration statements under Subsection 3.3 and Subsection 3.4 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses, except that the Company shall not pay for any of the following costs and expenses: (i) underwriting discounts and commissions allocable to the Shares, (ii) state transfer taxes, (iii) brokerage commissions, (iv) fees and expenses of counsel and accountants for the holders of the Warrants and/or Shares.

              (c) The Company will take all necessary action which may be required in qualifying or registering the Shares included in any Registration Statement or post-effective amendment or new registration statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such Shares, provided that the Company shall not be obligated to execute or file any general consent to service or process or to qualify as a foreign Company to do business under the laws of any such jurisdiction.

              (d) The Holder shall be entitled to pay the Purchase Price for the Shares purchasable upon the exercise of this Warrant out of the proceeds of any sale of the Shares purchasable upon its exercise.

         3.6  INDEMNIFICATION.

              (a) The Company shall indemnify and hold harmless each person registering securities pursuant to this Section 3 (the "Seller") and each underwriter, within the meaning of the Act, who may purchase from or sell for any Seller any of the Warrants or Shares from and against any and all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or new registration statement or any supplemented prospectus under the Act included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Seller or underwriter within the meaning of such Act; provided, however, that the indemnity agreement set forth in this Subsection 3.6 with respect to any prospectus which shall be subsequently amended prior to the written confirmation of sale of any Shares shall not inure to the benefit of any Seller or underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased such Shares which are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as amended to such person at or prior to the written confirmation of the sale of such Shares and if such amended prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, or liability.

              (b)  Each Seller which avails itself of the procedures under this
Section 3 shall indemnify and secure the agreement of any underwriter which the Seller employs to indemnify the Company, its directors, each officer signing the related post-effective amendment or registration statement and each person, if any, who controls the Company, within the meaning of the Act from and against any losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Seller or underwriter expressly for use therein.

         3.7 SURVIVAL. The agreements in this Section 3 shall continue in effect regardless of the exercise and surrender of this Warrant.

    4.   OTHER MATTERS.

         4.1 PAYMENT OF TAXES. The Company will from time to time promptly pay, subject to the provisions of paragraph (d) of Subsection 1.2 hereof, all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of this Warrant or the Shares purchasable upon the exercise of this Warrant.

         4.2 PARTIES BOUND AND BENEFITTED. All of the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

         4.3 NOTICES. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

                   Monterey Pasta Company
                   353 Sacramento St.
                   San Francisco, California 94111

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

         4.4 CHOICE OF LAW. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California.

         4.5 NO THIRD PARTY BENEFICIARIES. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or Company other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

         4.6 HEADINGS. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

    IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 1st day of July 1996.

                             MONTEREY PASTA COMPANY


                             By:
                                 -----------------------------------------------
                                 Norman E. Dean, President

[Corporate Seal]
Attest:


- ------------------------------
Carolyn Mar, Secretary

                                 MONTEREY PASTA COMPANY

                                      Assignment


FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto __________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint __________________, Attorney to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:
       ---------------------
                                  Signed:
                                          -------------------------------------
Signature guaranteed






- ----------------------------

AGREED AND CONSENTED TO:

MONTEREY PASTA COMPANY


By:
   --------------------------
Title:
      ------------------------

                                   Subscription Form

                                MONTEREY PASTA COMPANY
                                  353 Sacramento St.
                           San Francisco, California 94111

    The undersigned hereby irrevocably subscribes for the purchase of shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering such shares of Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

    The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock unless either
(a) a registration statement, or post-effective amendment thereto, covering such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act if 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the shares of Common Stock to be so sold, transferred or otherwise disposed of, or (b) counsel to MONTEREY PASTA COMPANY satisfactory to the undersigned has rendered an opinion in writing and addressed to MONTEREY PASTA COMPANY that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) MONTEREY PASTA COMPANY may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from MONTEREY PASTA COMPANY that one or both of the conditions referred to in
(1)(a) and (1)(b) above have been satisfied; and (3) MONTEREY PASTA COMPANY may affix the legend set forth in Section 3.1 of this Warrant to the certificates for shares of Common Stock hereby subscribed for, if such legend is applicable.

Dated:                                    Signed:
       ----------------------                    -------------------------------
Signature guaranteed:                     Address:
                                                  ------------------------------

                                          --------------------------------------
- -----------------------------